EXHIBIT 21

                                          AMCOL INTERNATIONAL CORPORATION
                                                 SUBSIDIARY LISTING

                         Company Name                                 Country           State       Ownership %
ACP Export, Inc.                                                U.S. Virgin Islands                     100
AMCOL (Holdings) Ltd.                                           England                                 100
AMCOL Holdings Canada Ltd.                                      Canada                Ontario           100
AMCOL International Corporation                                 USA                   DE               Parent
American Colloid Company                                        USA                   DE                100
Ameri-Co Carriers, Inc.                                         USA                   NE                100
Ashapura Minechem Ltd.                                          India                                    20
Ashapura Volclay Private Ltd.                                   India                                    50
CETCO (Europe) Limited                                          England                                 100
CETCO AS                                                        Norway                                  100
CETCO Asia Sdn. Bhd.                                            Malaysia                                100
CETCO Australia Pty. Ltd.                                       Australia                               100
CETCO Environmental Technologies Pte Ltd                        Singapore                               100
CETCO Holdings B.V.                                             Netherlands                             100
CETCO Korea Ltd.                                                Korea                                   100
CETCO Poland Sp. z o.o.                                         Poland                                  100
Chemdal Asia Ltd.                                               Thailand                                100
Chemdal Corporation                                             USA                   DE                100
Chemdal Holdings B.V.                                           Netherlands                             100
Chemdal International Corporation                               USA                   DE                100
Chemdal Limited                                                 England                                 100
Chemdal Pty. Ltd.                                               Australia                               100
Chemdal Sp. z o.o.                                              Poland                                  100
Colloid Abwassertechnik GmbH                                    Germany                                 100
Colloid Environmental Technologies Company (CETCO)              USA                   DE                100
Egypt Bentonite & Derivatives Company                           Egypt                                    25
Egypt Mining & Drilling Chemicals Company                       Egypt                                    25
Montana Minerals Development Company                            USA                   MT                100
Nanocor, Inc.                                                   USA                   DE                100
Nanocor, Ltd.                                                   England                                 100
Nationwide Freight Service, Inc.                                USA                   NE                100
Nissho Iwai Bentonite Co., Ltd.                                 Japan                                    19
Redhill Volclay Co. Ltd.                                        China                                    49
Volclay de Mexico, S.A. de C.V.                                 Mexico                                   49
Volclay Holdings B.V.                                           Netherlands                             100
Volclay International Corp.                                     USA                   DE                100
Volclay Korea Ltd.                                              Korea                                   100
Volclay Limited                                                 England                                 100
Volclay Pty., Ltd.                                              Australia                               100
Volclay Siam Ltd.                                               Thailand                                100